UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

INTERPACE DIAGNOSTICS GROUP, INC.
(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE
Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

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	4)	Date Filed:

Supplement to Proxy Statement

For the 2016 Annual Meeting of Stockholders

to be held on august 3, 2016

These supplemental disclosures to the definitive proxy statement on Schedule 14A filed by Interpace Diagnostics Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on June 22, 2016 (the “Proxy Statement”) are being made to update certain information regarding the solicitation of proxies being made on behalf of the Board of Directors of the Company.

This supplement is dated July 21, 2016 and is first being made available to stockholders of the Company on or about July 21, 2016.

SUPPLEMENTAL DISCLOSURES

These supplemental disclosures contain important additional information and should be read in conjunction with the Proxy Statement, as supplemented by the supplement to the Proxy Statement dated July 11, 2016, each of which should be read in its entirety. The information provided in the Proxy Statement, as supplemented by the supplement to the Proxy Statement dated July 11, 2016, continues to apply, except as described in these supplemental disclosures. Please read this supplement, the Proxy Statement (including its annexes) and the supplement to the Proxy Statement dated July 11, 2016 carefully. To the extent information in these supplemental disclosures differs from, updates or conflicts with information contained in the Proxy Statement, as supplemented by the supplement to the Proxy Statement dated July 11, 2016, the information in these supplemental disclosures is the more current information.

References to sections and subsections herein are references to the corresponding sections and subsections in the Proxy Statement and references to page numbers herein are references to page numbers in the Proxy Statement. Except as otherwise specifically noted in this supplement, “we,” “our,” “us” and similar words in this supplement refer to Interpace Diagnostics Group, Inc. In addition, we refer to Interpace Diagnostics Group, Inc. as the “Company.” Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

The following disclosure supplements and amends in its entirety the subsection captioned “Who is soliciting proxies, how are they being solicited, and who pays the cost?” beginning on page 7 of the Proxy Statement within the section captioned “General Information About the Annual Meeting and Voting.”

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board and we will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain of our directors, officers or employees who will not receive additional compensation for those services, telephonically, electronically or by other means of communication. We have also retained Innisfree M&A Incorporated (“Innisfree”) for a fee not to exceed $10,000, plus additional fees relating to telephone solicitation and reimbursement of certain expenses, to assist in the solicitation of proxies. In addition, we have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with the engagement. We will reimburse brokers and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the Proxy Statement, the supplement to the Proxy Statement dated July 11, 2016 and this supplement, through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330.